EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement of Gencor Industries, Inc. on Form S-8 (No. 333-61769) of our report dated December 14, 2005 with respect to the consolidated financial statements and financial statement schedule of Gencor Industries, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 2005.

We also consent to the reference to us under the caption “Experts” in such Prospectus.

MOORE STEPHENS LOVELACE, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

Orlando, Florida

April 20, 2006